EXHIBIT I

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share of Castle Brands Inc., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: October 9, 2009	FURSA SPV LLC

By: /s/ William F. Harley, III
Name: William F. Harley, III
Title: Chief Investment Officer of Fursa Alternative Strategies LLC, as Managing Member of Fursa SPV LLC

Date: October 9, 2009	FURSA MASTER REDISCOVERED OPPORTUNITIES FUND LP

By: /s/ William F. Harley, III
Name: William F. Harley, III
Title: President and CIO

Date: October 9, 2009	FURSA MASTER GLOBAL EVENT DRIVEN FUND LP

By: /s/ William F. Harley, III
Name: William F. Harley, III
Title: President and CIO

Date: October 9, 2009	FURSA CAPITAL PARTNERS LP

By: /s/ William F. Harley, III
Name: William F. Harley, III
Title: President and CIO

Date: October 9, 2009	FURSA ALTERNATIVE STRATEGIES LLC

By: /s/ William F. Harley, III
Name: William F. Harley, III
Title: Chief Investment Officer of Fursa Alternative Strategies LLC, as Managing Member of Fursa SPV LLC

Date: October 9, 2009	WILLIAM F. HARLEY, III

By: /s/ William F. Harley, III